EXHIBIT 99.1

Fortune Brands Delivers Solid Margin Progress and Strong Cash Flow Amidst a Dynamic Environment; Announces $1 Billion Share Repurchase Authorization

Highlights:

•
Q4 2024 sales were $1.1 billion, a decrease of 5 percent versus Q4 2023; organic sales excluding the impact of China and one-time disruptions were down 1 percent
•
Q4 2024 earnings per share (EPS) were $0.84, an increase of 31 percent versus a year ago; EPS before charges / gains were $0.98, an increase of 3 percent versus Q4 2023
•
Full-year 2024 sales were $4.6 billion, flat versus 2023; organic sales excluding the impact of China and one-time disruptions were down 2 percent
•
Full-year 2024 EPS were $3.75, an increase of 18 percent versus a year ago; EPS before charges / gains were $4.12, an increase of 5 percent versus 2023
•
Company announces new $1 billion share repurchase authorization to replace existing share repurchase authorization, reflecting confidence in cash generation and commitment to driving long-term shareholder value
•
Company provides full-year 2025 guidance focused on outperforming the market, expanding margins while continuing to invest in key strategic priorities and generating and deploying cash

DEERFIELD, Ill.--(BUSINESS WIRE)--February 6, 2025--Fortune Brands Innovations, Inc. (NYSE: FBIN or “Fortune Brands” or the “Company”), an industry-leading innovation company whose purpose is to elevate every life by transforming spaces into havens, today announced fourth quarter and full-year 2024 results.

“We made significant progress in 2024 against our key digital, brand and organizational priorities. We have built a foundation for growth which we are confident will accelerate as conditions improve. Our teams continued to execute in a challenging market, and we saw areas of sales outperformance against the market in our core products portfolio, as well as accelerating digital water sales. The Company again delivered margin expansion while continuing to invest in our key priorities,” said Fortune Brands Chief Executive Officer Nicholas Fink. "We recently announced changes to our organization and leadership that will enable us to be a more aligned and agile Company with continued focus on our biggest growth opportunities.”

Fourth Quarter 2024 Results

($ in millions, except per share amounts)

Unaudited

Q4 2024 Total Company Results

	Reported Net Sales	Operating Income	Operating Margin	EPS
Q4 2024 GAAP	$1,104	$178.3	16.1%	$0.84
Change	(5%)	33%	460 bps	31%
	Reported Net Sales	Operating Income Before Charges / Gains	Operating Margin Before Charges / Gains	EPS Before Charges / Gains
Q4 2024 Non-GAAP	$1,104	$181.6	16.4%	$0.98
Change	(5%)	(1)%	60 bps	3%

Q4 2024 Segment Results

	Net Sales		Change		Operating Margin	Change	Operating Margin Before Charges/Gains	Change
	Reported	Organic	Reported	Organic
Water Innovations	$645	$638	(3%)	(4%)	23.5%	240 bps	23.7%	190 bps
Outdoors	$303	$303	(2%)	(2%)	17.9%	1,550 bps	18.2%	430 bps
Security	$157	$157	(17%)	(17%)	8.9%	(410) bps	9.3%	(790) bps

Comments on the Fourth Quarter

Results in the quarter were impacted by a third-party software outage in our Security distribution centers, as well as by softness in China impacting our Water Innovations segment and the impact of the southeastern U.S. hurricanes. Collectively, these impacts represented approximately a 5 percent impact to the Company’s fourth quarter organic sales.

Full-Year 2024 Results

($ in millions, except per share amounts)

Unaudited

Full-Year 2024 Total Company Results

	Reported Net Sales	Operating Income	Operating Margin	EPS
FY 2024 GAAP	$4,609	$737.9	16.0%	$3.75
Change	0%	20%	270 bps	18%
	Reported Net Sales	Operating Income Before Charges / Gains	Operating Margin Before Charges / Gains	EPS Before Charges / Gains
FY 2024 Non-GAAP	$4,609	$780.6	16.9%	$4.12
Change	0%	6%	90 bps	5%

Full-Year 2024 Segment Results

	Net Sales		Change		Operating Margin	Change	Operating Margin Before Charges/Gains	Change
	Reported	Organic	Reported	Organic
Water Innovations	$2,565	$2,408	0%	(6%)	23.2%	80 bps	23.5%	80 bps
Outdoors	$1,350	$1,350	1%	1%	14.7%	470 bps	16.1%	310 bps
Security	$694	$636	(4%)	(12)%	14.5%	590 bps	16.1%	10 bps

Balance Sheet and Cash Flow

The Company exited the quarter with a strong balance sheet and generated $272 million of operating cash flow and $212 million of free cash flow in the quarter. For the full year, the Company generated $668 million of operating cash flow and $475 million of free cash flow, which represents over a 100% cash conversion ratio. In accordance with its opportunistic, returns-based share repurchase program, the Company repurchased $50 million of shares in the fourth quarter, bringing the full year total to $240 million. The Company finished the year with full availability on its revolving credit facility.

As of the end of the fourth quarter 2024:

Net debt	$2.3 billion
Net debt to EBITDA before charges / gains	2.4x
Cash	$381 million
Amount available under revolving credit facility	$1,250 million

Share Repurchase Authorization

The Company announced that on February 4, 2025, its Board of Directors authorized the repurchase of up to $1 billion of shares of the Company’s outstanding common stock over the next two years on the open market or in privately negotiated transactions or otherwise (including pursuant to a Rule 10b5-1 trading plan, block trades and accelerated share repurchase transactions), in accordance with applicable securities laws. The new $1 billion share repurchase authorization announced today replaces the existing authorization, which was set to expire on January 29, 2026, and which had $409 million remaining.

The new purchases, if made, will occur from time to time depending on market conditions. The newly announced share repurchase authorization does not obligate the Company to repurchase any dollar amount or number of shares of common stock. This authorization is in effect until February 4, 2027, and may be suspended or discontinued at any time.

2025 Market and Financial Guidance

“Our full-year guidance reflects current market conditions and our expectation for continued acceleration of digital products coupled with R&R softness in the first half of 2025. Our team is navigating near-term challenges while also executing multiple foundational strategic initiatives which we expect will enable the Company to drive market beating growth,” said Fortune Brands Chief Financial Officer David Barry. “Our new $1 billion share repurchase authorization shows we continue to have full confidence in our long-term strategy, and the authorization underscores our ability to drive cash flow and working capital initiatives while being mindful of our leverage target.”

2025 Market and Financial Guidance

2025 Full-Year Guidance
MARKET
Global market	-2% to 1%
U.S. market	-2% to 1%
U.S. R&R	-1% to 2%
U.S. SFNC	-2% to 2%
China market	-15% to -10%

TOTAL COMPANY FINANCIAL METRICS
Net sales	Flat to 3%
Operating margin before charges / gains	16.5% to 17.5%
EPS before charges / gains	$4.15 to $4.45
Cash flow from operations	Around $680 million to $720 million
Free cash flow	Around $580 million to $620 million
Cash conversion	Around 115% to 125%
SEGMENT FINANCIAL METRICS
Water Innovations net sales	Flat to 4%
Water Innovations operating margin before charges / gains	23.5% to 24.5%
Outdoors net sales	Flat to 3%
Outdoors operating margin before charges / gains	16.0% to 17.0%
Security net sales	Flat to 3%
Security operating margin before charges / gains	16.0% to 17.0%
OTHER ITEMS
Corporate expense	$158 million to $160 million
Interest expense	$114 million to $116 million
Other income / (expense)	Around $6 million
Capex	$100 million to $140 million
Tax rate	24.0% to 24.5%
Share count	124.0 million to 124.5 million

For certain forward-looking non-GAAP measures (as used in this press release, operating margin before charges / gains on a full Company and segment basis and EPS before charges / gains), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile these measures is unavailable due to the inherent difficulty of forecasting the timing and / or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans, which are excluded from EPS before charges / gains, and restructuring and other charges, which are excluded from operating margin before charges / gains and EPS before charges / gains. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

Conference Call Details

Today at 5:00 p.m. ET, Fortune Brands will host an investor conference call to discuss results. A live internet audio webcast of the conference call will be available on the Fortune Brands website at ir.fbin.com/upcoming-events. It is recommended that listeners log on at least 10 minutes prior to the start of the call. A recorded replay of the call will be made available on the Company’s website shortly after the call has ended.

About Fortune Brands Innovations

Fortune Brands Innovations, Inc. is an industry-leading innovation company dedicated to creating smarter, safer and more beautiful homes and improving lives. The Company’s driving purpose is to elevate every life by transforming spaces into havens.

The Company is a brand, innovation and channel leader focused on exciting, supercharged categories in the home products, security and commercial building markets. The Company’s portfolio of brands includes Moen, House of Rohl, Aqualisa, SpringWell, Therma-Tru, Larson, Fiberon, Master Lock, SentrySafe and Yale residential.

Fortune Brands is headquartered in Deerfield, Illinois and trades on the NYSE as FBIN. To learn more, visit www.FBIN.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations for our business, operations, financial performance or financial condition in addition to statements regarding our expectations for the markets in which we operate, general business strategies, expected impacts from recently-announced organizational and leadership changes, the market potential of our brands, trends in the housing market, the potential impact of costs, including material and labor costs, the potential impact of inflation, expected capital spending, expected pension contributions or de-risking initiatives, the expected impact of acquisitions, dispositions and other strategic transactions, the anticipated impact of recently issued accounting standards on our financial statements, and other matters that are not historical in nature. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” “positioned,” "confident," "opportunity," "focus" and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on current expectations, estimates, assumptions and projections of our management about our industry, business and future financial results, available at the time this press release is issued. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to: (i) our reliance on the North American and Chinese home improvement, repair and remodel and new home construction activity levels, (ii) the housing market, downward changes in the general economy, unfavorable interest rates or other business conditions, (iii) the competitive nature of consumer and trade brand businesses, (iv) our ability to execute on our strategic plans and the effectiveness of our strategies in the face of business competition, (v) our reliance on key customers and suppliers, including wholesale distributors and dealers and retailers, (vi) risks relating to rapidly evolving technological change, (vii) risks associated with our ability to improve organizational productivity and global supply chain efficiency and flexibility, (viii) risks associated with global commodity and energy availability and price volatility, as well as the possibility of sustained inflation, (ix) delays or outages in our information technology systems or computer networks or breaches of our information technology systems or other cybersecurity incidents, (x) risks associated with doing business globally, including changes in trade-related tariffs and risks with uncertain trade environments, (xi) risks associated with the disruption of operations, including as a result of severe weather events, (xii) our inability to obtain raw materials and finished goods in a timely and cost-effective manner, (xiii) risks associated with strategic acquisitions, divestitures and joint ventures, including difficulties integrating acquired companies and the inability to achieve the expected financial results and benefits of transactions, (xiv) impairments in the carrying value of goodwill or other acquired intangible assets, (xv) risks of increases in our defined benefit-related costs and funding requirements, (xvi) our ability to attract and retain qualified personnel and other labor constraints, (xvii) the effect of climate change and the impact of related changes in government regulations and consumer preferences, (xviii) risks associated with environmental, social and governance matters, (xix) potential liabilities and costs from claims and litigation, (xx) changes in government and industry regulatory standards, (xxi) future tax law changes or the interpretation of existing tax laws, (xxii) our ability to secure and protect our intellectual property rights, and (xxiii) the impact of COVID-19 on the business. These and other factors are discussed in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended

December 30, 2023. We undertake no obligation to, and expressly disclaim any such obligation to, update or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or changes to future results over time or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, operating income before charges / gains, operating margin before charges / gains, net debt, net debt to EBITDA before charges / gains, sales excluding the impact of acquisitions (organic sales), organic sales excluding the impact of China and one-time disruptions, free cash flow and cash conversion. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Source: Fortune Brands Innovations, Inc.

INVESTOR AND MEDIA CONTACT:

Leigh Avsec

847-484-4211

Investor.Questions@fbin.com

FORTUNE BRANDS INNOVATIONS, INC.

(In millions)

(Unaudited)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
Net sales (GAAP)	December 28, 2024	December 30, 2023	$ Change	% Change	December 28, 2024	December 30, 2023	$ Change	% Change
Water	$644.6	$663.0	$(18.4)	(3)	$2,564.6	$2,562.2	$2.4	-
Outdoors	303.0	309.2	(6.2)	(2)	1,350.1	1,341.1	9.0	1
Security	156.5	189.1	(32.6)	(17)	694.3	722.9	(28.6)	(4)
Total net sales	$1,104.1	$1,161.3	$(57.2)	(5)	$4,609.0	$4,626.2	$(17.2)	(0)

RECONCILIATIONS OF GAAP OPERATING INCOME TO OPERATING INCOME BEFORE CHARGES/GAINS

(In millions)

(Unaudited)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	December 28, 2024	December 30, 2023	$ Change	% Change	December 28, 2024	December 30, 2023	$ Change	% Change
WATER
Operating income (GAAP)	$151.4	$139.7	$11.7	8	$595.1	$574.3	$20.8	4
Restructuring charges	1.0	0.9	0.1	11	5.9	2.2	3.7	168
Other charges/(gains)
Cost of products sold	0.1	2.3	(2.2)	(96)	2.5	2.6	(0.1)	(4)
Amortization of inventory step-up (f)	-	1.4	(1.4)	(100)	0.3	3.5	(3.2)	(91)
Operating income before charges/gains (a)	$152.5	$144.3	$8.2	6	$603.8	$582.6	$21.2	4

OUTDOORS
Operating income (GAAP)	$54.1	$7.3	$46.8	641	$198.0	$133.5	$64.5	48
Restructuring charges	0.1	1.2	(1.1)	(92)	5.0	4.2	0.8	19
Other charges/(gains)
Cost of products sold	1.0	0.3	0.7	233	14.8	(0.1)	14.9	(14,900)
Selling, general and administrative expenses	-	-	-	-	0.2	0.1	0.1	100
Solar compensation (e)	-	0.6	(0.6)	(100)	-	2.7	(2.7)	(100)
Asset impairment charge (g)	-	33.5	(33.5)	(100)	-	33.5	(33.5)	(100)
Operating income before charges/gains (a)	55.2	42.9	$12.3	29	218.0	173.9	$44.1	25

SECURITY
Operating income (GAAP)	$13.9	$24.6	$(10.7)	(43)	$100.4	$62.4	$38.0	61
Restructuring charges	0.7	1.5	(0.8)	(53)	3.8	25.4	(21.6)	(85)
Other charges/(gains)
Cost of products sold	-	6.5	(6.5)	(100)	7.7	19.2	(11.5)	(60)
Amortization of inventory step-up (f)	-	-	-	-	-	8.9	(8.9)	(100)
Operating income before charges/gains (a)	$14.6	$32.6	$(18.0)	(55)	$111.9	$115.9	$(4.0)	(3)

CORPORATE
Corporate expense (GAAP)	$(41.1)	$(37.6)	$(3.5)	9	$(155.6)	$(155.3)	$(0.3)	-
Restructuring charges	0.4	-	0.4	100	1.5	0.7	0.8	114
Other charges/(gains)
Selling, general and administrative expenses	-	0.3	(0.3)	(100)	0.6	0.5	0.1	20
ASSA transaction expenses (d)	-	1.1	(1.1)	(100)	0.4	19.7	(19.3)	(98)
General and administrative expenses before charges/gains (a)	$(40.7)	$(36.2)	$(4.5)	12	$(153.1)	$(134.4)	$(18.7)	14

TOTAL COMPANY
Operating income (GAAP)	$178.3	$134.0	$44.3	33	$737.9	$614.9	$123.0	20
Restructuring charges	2.2	3.6	(1.4)	(39)	16.2	32.5	(16.3)	(50)
Other charges/(gains)
Cost of products sold	1.1	9.1	(8.0)	(88)	25.0	21.7	3.3	15
Selling, general and administrative expenses	-	0.3	(0.3)	(100)	0.8	0.6	0.2	33
Solar compensation (e)	-	0.6	(0.6)	(100)	-	2.7	(2.7)	(100)
ASSA transaction expenses (d)	-	1.1	(1.1)	(100)	0.4	19.7	(19.3)	(98)
Amortization of inventory step-up (f)	-	1.4	(1.4)	(100)	0.3	12.4	(12.1)	(98)
Asset impairment charge (g)	-	33.5	(33.5)	(100)	-	33.5	(33.5)	(100)
Operating income before charges/gains (a)	$181.6	$183.6	$(2.0)	(1)	$780.6	$738.0	$42.6	6

(a) (d) (e) (f) (g) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)

(In millions)

(Unaudited)

	December 28, 2024	December 30, 2023

Assets
Current assets
Cash and cash equivalents	$381.1	$366.4
Accounts receivable, net	514.4	534.2
Inventories	960.3	982.3
Other current assets	151.6	162.8
Total current assets	2,007.4	2,045.7

Property, plant and equipment, net	999.2	975.0
Goodwill	1,992.0	1,906.8
Other intangible assets, net of accumulated amortization	1,297.2	1,354.7
Other assets	266.0	282.8
Total assets	$6,561.8	$6,565.0

Liabilities and equity
Current liabilities
Short-term debt	$499.6	$-
Accounts payable	513.9	568.1
Other current liabilities	588.8	632.3
Total current liabilities	1,602.3	1,200.4

Long-term debt	2,173.7	2,670.1
Deferred income taxes	117.4	111.3
Other non-current liabilities	246.4	289.8
Total liabilities	4,139.8	4,271.6

Stockholders' equity	2,422.0	2,293.4
Total equity	2,422.0	2,293.4
Total liabilities and equity	$6,561.8	$6,565.0

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Fifty-Two Weeks Ended
	December 28, 2024	December 30, 2023
Operating activities
Net income	$471.9	$404.5
Depreciation and amortization	193.6	168.8
Non-cash lease expense	38.6	35.1
Deferred taxes	0.2	(26.1)
Asset impairment charge	-	33.5
Other non-cash items	54.9	36.8
Changes in assets and liabilities, net	(91.4)	403.2
Net cash provided by operating activities	$667.8	$1,055.8

Investing activities
Capital expenditures	$(193.3)	$(256.5)
Proceeds from the disposition of assets	26.9	2.8
Cost of acquisitions, net of cash acquired	(135.4)	(784.1)
Other investing activities, net	(1.1)	-
Net cash used in investing activities	$(302.9)	$(1,037.8)
Financing activities
Increase in debt, net	$-	$(4.9)
Proceeds from the exercise of stock options	15.5	18.0
Treasury stock purchases	(240.4)	(150.0)
Dividends to stockholders	(119.6)	(116.8)
Other items, net	(18.9)	(17.6)
Net cash provided by financing activities	$(363.4)	$(271.3)

Effect of foreign exchange rate changes on cash	$(11.5)	$0.5

Net increase (decrease) in cash and cash equivalents	$(10.0)	$(252.8)
Cash, cash equivalents and restricted cash* at beginning of period	395.5	648.3
Cash, cash equivalents and restricted cash* at end of period	$385.5	$395.5

*Restricted cash of $1.3 million and $3.1 million is included in Other current assets and Other assets, respectively, as of December 28, 2024. Restricted cash of $26.9 million and $2.2 million is included in Other current assets and Other assets, respectively, as of December 30, 2023.

FREE CASH FLOW	Fifty-Two Weeks Ended		2025 Full Year
	December 28, 2024	December 30, 2023	Estimate

Cash flow from operations (GAAP)	$667.8	$1,055.8	$680 to $720
Less:
Capital expenditures	$193.3	$256.5	$100 to $140
Free cash flow**	$474.5	$799.3	$580 to $620

CASH CONVERSION RATIO	Fifty-Two Weeks Ended	2025 Full Year
	December 28, 2024	Estimate

Free cash flow**	$474.5	$580 to $620
Net Income	$471.9	$464 to $539
Cash conversion ratio ***	101%	115% to 125%

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less capital expenditures. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

*** Cash conversion ratio is free cash flow divided by net income calculated in accordance with GAAP. Cash conversion ratio is a measure not derived in accordance with GAAP. Management believes that cash conversion ratio provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures by other companies.

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)

(In millions, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	December 28, 2024	December 30, 2023	% Change	December 28, 2024	December 30, 2023	% Change

Net sales	$1,104.1	$1,161.3	(5)	$4,609.0	$4,626.2	-

Cost of products sold	596.4	666.3	(10)	2,542.7	2,714.8	(6)
Selling, general and administrative expenses	309.3	305.8	1	1,239.1	1,168.4	6
Amortization of intangible assets	18.0	18.1	(1)	73.1	62.1	18
Asset impairment charge	-	33.5	(100)	-	33.5	(100)
Restructuring charges	2.1	3.6	(42)	16.2	32.5	(50)
Operating income	178.3	134.0	33	737.9	614.9	20
Interest expense	27.9	28.7	(3)	120.5	116.5	3
Other (income)/expense, net	17.1	1.4	100	11.9	(19.5)	(161)
Income from continuing operations before taxes	133.3	103.9	28	605.5	517.9	17
Income tax	28.2	22.6	25	133.6	112.4	19
Income from continuing operations, net of tax	$105.1	$81.3	29	$471.9	$405.5	16
Loss from discontinued operations, net of tax	-	-	-	-	(1.0)	(100)
Net income	$105.1	$81.3	29	$471.9	$404.5	17

Diluted earnings per common share
Continuing operations	$0.84	$0.64	31	$3.75	$3.17	18
Discontinued operations	$-	$-	-	$-	$-	-
Diluted EPS	$0.84	$0.64	31	$3.75	$3.17	18

Diluted average number of shares outstanding	125.1	127.1	(2)	125.7	127.7	(2)

FORTUNE BRANDS INNOVATIONS, INC.

(In millions)

(Unaudited)

RECONCILIATIONS OF INCOME FROM CONTINUING OPERATIONS, NET OF TAX TO EBITDA BEFORE CHARGES/GAINS

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	December 28, 2024	December 30, 2023	% Change	December 28, 2024	December 30, 2023	% Change

Income from continuing operations, net of tax	$105.1	$81.3	29	$471.9	$405.5	16

Depreciation *	$25.9	$30.8	(16)	$95.5	$90.4	6
Amortization of intangible assets	18.0	18.1	(1)	73.1	62.1	18
Restructuring charges	2.1	3.6	(42)	16.2	32.5	(50)
Other charges/(gains)	1.1	9.4	(88)	25.8	22.3	16
ASSA transaction expenses (d)	-	1.1	(100)	0.4	19.7	(98)
Solar compensation (e)	-	0.6	(100)	-	2.7	(100)
Amortization of inventory step-up (f)	-	1.4	(100)	0.3	12.4	(98)
Interest expense	27.9	28.7	(3)	120.5	116.5	3
Asset impairment charge (g)	-	33.5	(100)	-	33.5	(100)
Defined benefit plan actuarial losses/(gains)	18.9	1.9	895	18.6	(0.5)	100
Income taxes	28.2	22.6	25	133.6	112.4	19

EBITDA before charges/gains (c)	$227.2	$233.0	(2)	$955.9	$909.5	5

* Depreciation excludes accelerated depreciation expense of $2.4 million for the thirteen weeks ended December 28, 2024, and $25.0 million for the fifty-two weeks ended December 28, 2024. Accelerated depreciation is included in restructuring and other charges/gains. Depreciation excludes accelerated depreciation expense of $8.4 million for the thirteen weeks ended December 30, 2023, and $16.3 million for the fifty-two weeks ended December 30, 2023. Accelerated depreciation is included in restructuring and other charges/gains.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of December 28, 2024
Short-term debt **	$499.6
Long-term debt **	2,173.7
Total debt	2,673.3
Less:
Cash and cash equivalents **	381.1
Net debt (1)	$2,292.2
For the fifty-two weeks ended December 28, 2024
EBITDA before charges/gains (2) (c)	$955.9

Net debt-to-EBITDA before charges/gains ratio (1/2)	2.4

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of December 28, 2024.

(c) (d) (e) (f) (g) For definitions of Non-GAAP measures, see Definitions of Terms page

RECONCILIATION OF DILUTED EPS FROM CONTINUING OPERATIONS BEFORE CHARGES/GAINS

For the thirteen weeks ended December 28, 2024, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $2.2 million ($1.6 million after tax or $0.01 per diluted share) of restructuring charges, $1.1 million ($0.9 million after tax or $0.01 per diluted share) of other charges/gains and $18.8 million ($14.4 million after tax or $0.11 per diluted share) of defined benefit plan actuarial losses.

For the fifty-two weeks ended December 28, 2024, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $16.2 million ($12.3 million after tax or $0.1 per diluted share) of restructuring charges, $25.8 million ($20.1 million after tax or $0.16 per diluted share) of other charges/gains and $18.6 million ($14.2 million after tax or $0.11 per diluted share) of defined benefit plan actuarial losses.

For the thirteen weeks ended December 30, 2023, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $3.6 million ($2.8 million after tax or $0.02 per diluted share) of restructuring charges, $9.3 million ($7.2 million after tax or $0.06 per diluted share) of other charges/gains, $1.1 million ($0.8 million after tax or $0.01 per diluted share) of expenses directly related to our ASSA transaction, $0.6 million ($0.5 million after tax) related to the compensation agreement with the former owner of Solar, $1.5 million ($1.1 million after tax or $0.01 per diluted share) of amortization of inventory step-up related to acquisition of the ASSA businesses, $33.5 million ($25.4 million after tax or $0.20 per diluted share) of asset impairment charges and the impact from actuarial losses associated with our defined benefit plans of $1.9 million ($1.4 million after tax or $0.01 per diluted share).

For the fifty-two weeks ended December 30, 2023, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $32.5 million ($24.8 million after tax or $0.20 per diluted share) of restructuring charges, $23.3 million ($17.0 million after tax or $0.13 per diluted share) of other charges/gains, $18.7 million ($15.1 million after tax or $0.12 per diluted share) of expenses directly related to our ASSA transaction, $2.7 million ($2.0 million after tax or $0.02 per diluted share) related to the compensation agreement with the former owner of Solar, $12.4 million ($9.5 million after tax or $0.07 per diluted share) of amortization of inventory step-up related to acquisition of the ASSA businesses, $33.5 million ($25.4 million after tax or $0.20 per diluted share) of asset impairment charges and the impact from actuarial gains associated with our defined benefit plans of $0.5 million ($0.4 million after tax).

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	December 28, 2024	December 30, 2023	% Change	December 28, 2024	December 30, 2023	% Change

Earnings per common share (EPS) - Diluted
Diluted EPS from continuing operations (GAAP)	$0.84	$0.64	31	$3.75	$3.17	18

Restructuring charges	0.01	0.02	(50)	0.10	0.20	(50)
Other charges/(gains)	0.02	0.06	(67)	0.16	0.13	23
ASSA transaction expenses (d)	-	0.01	(100)	-	0.12	(100)
Solar compensation (e)	-	-	-	-	0.02	(100)
Amortization of inventory step-up (f)	-	0.01	(100)	-	0.07	(100)
Asset impairment charge (g)	-	0.20	(100)		0.20	(100)
Defined benefit plan actuarial (losses)/gains	0.11	0.01	100	0.11	-	NM
Diluted EPS from continuing operations before charges/gains (b)	$0.98	$0.95	3	$4.12	$3.91	5

(b) (d) (e) (f) (g) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

(In millions, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	December 28, 2024	December 30, 2023	% Change	December 28, 2024	December 30, 2023	% Change
Net sales (GAAP)
Water	$644.6	$663.0	(3)	$2,564.6	$2,562.2	-
Outdoors	303.0	309.2	(2)	1,350.1	1,341.1	1
Security	156.5	189.1	(17)	694.3	722.9	(4)
Total net sales	$1,104.1	$1,161.3	(5)	$4,609.0	$4,626.2	-

Operating income (loss)
Water	$151.4	$139.7	8	$595.1	$574.3	4
Outdoors	54.1	7.3	641	198.0	133.5	48
Security	13.9	24.6	(43)	100.4	62.4	61
Corporate expenses	(41.1)	(37.6)	9	(155.6)	(155.3)	-
Total operating income (GAAP)	$178.3	$134.0	33	$737.9	$614.9	20

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Total operating income (GAAP)	$178.3	$134.0	33	$737.9	$614.9	20
Restructuring charges (1)	2.2	3.6	(39)	16.2	32.5	(50)
Other charges/(gains) (2)	1.1	9.4	(88)	25.8	22.3	16
ASSA transaction expenses (d)	-	1.1	(100)	0.4	19.7	(98)
Solar compensation (e)	-	0.6	(100)	-	2.7	(100)
Amortization of inventory step-up (f)	-	1.4	(100)	0.3	12.4	(98)
Asset impairment charges (g)	-	33.5	(100)	-	33.5	(100)
Operating income (loss) before charges/gains (a)	$181.6	$183.6	(1)	$780.6	$738.0	6

Water	$152.5	$144.3	6	$603.8	$582.6	4
Outdoors	55.2	42.9	29	218.0	173.9	25
Security	14.6	32.6	(55)	111.9	115.9	(3)
Corporate expenses	(40.7)	(36.2)	12	(153.1)	(134.4)	14
Total operating income before charges/gains (a)	$181.6	$183.6	(1)	$780.6	$738.0	6

(1)
Restructuring charges, which include costs incurred for product-line rationalization within our Outdoors segment, costs associated with the previously announced closure of a manufacturing facility within our Security segment and headcount actions across all segments, totaled $2.2 million and $16.2 million for the thirteen and fifty-two weeks ended December 28, 2024, respectively. Restructuring charges, which include costs incurred for significant cost reduction initiatives and workforce reduction costs by segment, totaled $3.6 million and $32.5 million for the thirteen and fifty-two weeks ended December 30, 2023, respectively.
(2)
Other charges/gains represent costs that are directly related to restructuring initiatives but cannot be reported as restructuring costs under GAAP. These costs can include losses from disposing of inventories, trade receivables allowances from discontinued product lines, accelerated depreciation due to the closure of facilities, and gains or losses from selling previously closed facilities. During the thirteen and fifty-two weeks ended December 28, 2024, total other charges were $1.1 million and $25.8 million, respectively. For the thirteen and fifty-two weeks ended December 30, 2023, total charges were $9.4 million and $22.3 million, respectively.

(a) (d) (e) (f) (g) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

OPERATING MARGIN TO OPERATING MARGIN BEFORE CHARGES/GAINS

(Unaudited)

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	December 28, 2024	December 30, 2023	Change	December 28, 2024	December 30, 2023	Change
WATER
Operating margin	23.5%	21.1%	240 bps	23.2%	22.4%	80 bps
Restructuring charges	0.2%	0.1%		0.2%	0.1%
Other charges/(gains)
Cost of products sold	-	0.3%		0.1%	0.1%
Amortization of inventory step-up (f)	-	0.3%		-	0.1%
Operating margin before charges/gains	23.7%	21.8%	190 bps	23.5%	22.7%	80 bps

OUTDOORS
Operating margin	17.9%	2.4%	1,550 bps	14.7%	10.0%	470 bps
Restructuring charges	0.0%	0.4%		0.4%	0.3%
Other charges/(gains)
Cost of products sold	0.3%	0.1%		1.0%	-
Solar compensation (e)	-	0.2%		-	0.2%
Asset Impairment charge (g)	-	10.8%		-	2.5%
Operating margin before charges/gains	18.2%	13.9%	430 bps	16.1%	13.0%	310 bps

SECURITY
Operating margin	8.9%	13.0%	(410) bps	14.5%	8.6%	590 bps
Restructuring charges	0.4%	0.8%		0.5%	3.5%
Other charges/(gains)
Cost of products sold	-	3.4%		1.2%	2.7%
Amortization of inventory step-up (f)	-	-		-	1.2%
Operating margin before charges/gains	9.3%	17.2%	(790) bps	16.1%	16.0%	10 bps

TOTAL COMPANY
Operating margin	16.1%	11.5%	460 bps	16.0%	13.3%	270 bps
Restructuring charges	0.2%	0.3%		0.4%	0.7%
Other charges/(gains)
Cost of products sold	0.1%	0.8%		0.5%	0.5%
Solar compensation (e)	-	0.1%		-	0.1%
ASSA transaction expenses (d)	-	0.1%		-	0.4%
Amortization of inventory step-up (f)	-	0.1%		-	0.3%
Asset impairment charge (g)	-	2.9%		-	0.7%
Operating margin before charges/gains	16.4%	15.8%	60 bps	16.9%	16.0%	90 bps

Operating margin is calculated as the operating income in accordance with GAAP, divided by the GAAP net sales. The operating margin before charges/gains is calculated as the operating income, excluding restructuring and other charges/gains, divided by the GAAP net sales. The operating margin before charges/gains is not a measure derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes that this measure provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(d) (e) (f) (g) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

RECONCILIATION OF GAAP NET SALES TO ORGANIC NET SALES EXCLUDING THE IMPACT OF ACQUISITIONS

(Unaudited)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	December 28, 2024	December 30, 2023	$ change	% Change	December 28, 2024	December 30, 2023	$ change	% Change

WATER
Net sales (GAAP)	$644.6	$663.0	$(18.4)	(3%)	$2,564.6	$2,562.2	$2.4	0%
Impact of SpringWell Acquisition	6.8	-	6.8		22.0	-	22.0
Impact of Emtek and Schaub Acquisition	-	-	-		134.7	-	134.7
Organic net sales excluding impact of acquisitions	$637.8	$663.0	$(25.2)	(4%)	$2,407.9	$2,562.2	$(154.3)	(6%)

OUTDOORS
Net sales (GAAP)	$303.0	$309.2		(2%)	$1,350.1	$1,341.1		1%
Organic net sales	$303.0	$309.2		(2%)	$1,350.1	$1,341.1		1%

SECURITY
Net sales (GAAP)	$156.5	$189.1	$(32.6)	(17%)	$694.3	$722.9	$(28.6)	(4%)
Impact of Yale and August Acquisition	-		-		58.3	-	58.3
Organic net sales excluding impact of acquisition	$156.5	$189.1	$(32.6)	(17%)	$636.0	$722.9	$(86.9)	(12%)

TOTAL COMPANY
Net sales (GAAP)	$1,104.1	$1,161.3	$(57.2)	(5%)	$4,609.0	$4,626.2	$(17.2)	(0%)
Impact of SpringWell Acquisition	6.8	-	6.8		22.0	-	22.0
Impact of Emtek and Schaub Acquisition	-	-			134.7	-
Impact of Yale and August Acquisition	-	-	-		58.3	-	58.3
Organic net sales excluding impact of acquisitions	$1,097.3	$1,161.3	$(64.0)	(6%)	$4,394.0	$4,626.2	$(232.2)	(5%)

Reconciliation of GAAP net sales to organic net sales excluding the impact of acquisitions on net sales is net sales derived in accordance with GAAP excluding the impact of the acquisition of SpringWell in our Water segment, and the results of the Emtek and Schaub and Yale and August acquisition in our Water and Security segments, respectively, for the twenty-six weeks ended June 29, 2024. Management uses this measure to evaluate the overall performance of its segments and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS INNOVATIONS, INC.

RECONCILIATION OF GAAP NET SALES TO ORGANIC NET SALES EXCLUDING THE IMPACT OF ACQUISITIONS, CHINA SALES, THE SOFTWARE OUTAGE AND HURRICANES

(Unaudited)

Thirteen Weeks Ended December 28, 2024 vs Thirteen Weeks Ended December 30, 2023
% Change
Water
Percentage change in net sales (GAAP)	(3%)
Impact of acquisitions	(1%)
Organic net sales excluding impact of acquisitions	(4%)
Excluding China sales	4%
Excluding hurricane impact	2%
Organic net sales excluding impact of acquisitions, China and hurricane	2%

Thirteen Weeks Ended December 28, 2024 vs Thirteen Weeks Ended December 30, 2023
% Change
Security
Percentage change in net sales (GAAP)	(17%)
Impact of acquisitions	0%
Organic net sales excluding impact of acquisitions	(17%)
Excluding software outage	7%
Organic net sales excluding impact of acquisitions and outage	(10%)

Thirteen Weeks Ended December 28, 2024 vs Thirteen Weeks Ended December 30, 2023
% Change
Total Company
Percentage change in net sales (GAAP)	(5%)
Impact of acquisitions	(1%)
Organic net sales excluding impact of acquisitions	(6%)
Excluding China sales	2%
Excluding software outage	2%
Excluding hurricane impact	1%
Organic net sales excluding impact of acquisitions, China, outage and hurricane	(1%)

Fifty-Two Weeks Ended December 28, 2024 vs Fifty-Two Weeks Ended December 30, 2023
% Change
Water
Percentage change in net sales (GAAP)	0%
Impact of acquisitions	(6%)
Organic net sales excluding impact of acquisitions	(6%)
Excluding China sales	4%
Excluding hurricane impact	0%
Organic net sales excluding impact of acquisitions, China and hurricane	(2%)

Fifty-Two Weeks Ended December 28, 2024 vs Fifty-Two Weeks Ended December 30, 2023
% Change
Security
Percentage change in net sales (GAAP)	(4%)
Impact of acquisitions	(8%)
Organic net sales excluding impact of acquisitions	(12%)
Excluding software outage	2%
Organic net sales excluding impact of acquisitions and outage	(10%)

Fifty-Two Weeks Ended December 28, 2024 vs Fifty-Two Ended December 30, 2023
% Change
Total Company
Percentage change in net sales (GAAP)	(0%)
Impact of acquisitions	(5%)
Organic net sales excluding impact of acquisitions	(5%)
Excluding China sales	2%
Excluding software outage	1%
Excluding hurricane impact	0%
Organic net sales excluding impact of acquisitions, China, outage and hurricane	(2%)

Net sales excluding the impact of acquisitions, China, the software outage, and hurricanes is net sales derived in accordance with GAAP excluding the impact of acquisitions, the impact of China sales, the impact of the software outage, and the impact of hurricanes. Management uses this measure to evaluate the overall performance of its segments and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company and its reportable segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/gains is calculated as operating income derived in accordance with GAAP, excluding restructuring and other charges/gains. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted earnings per share from continuing operations before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding restructuring and other charges/gains. This measure is not in accordance with GAAP. Management uses this measure to evaluate the Company's overall performance and believes it provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is calculated as income from continuing operations, net of tax in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges/gains, interest expense and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) At Corporate, other charges also include expenditures of zero and $0.4 million in the thirteen and fifty-two weeks ended December 28, 2024, respectively and $1.1 million and $19.7 million for the thirteen and fifty-two weeks ended December 30, 2023, respectively, for external banking, legal, accounting, and other similar services directly related to our ASSA transaction.

(e) In Outdoors, other charges include charges for compensation arrangement with the former owner of Solar classified in selling, general and administrative expenses of $0.6 million and $2.7 millions for the thirteen and fifty-two weeks ended December 30, 2023, respectively.

(f) For the thirteen and fifty-two weeks ended December 28, 2024, the amortization of inventory step-up associated with the acquisition of the ASSA business was zero and $0.3 million, respectively, for the Water segment. For the thirteen and fifty-two weeks ended December 30, 2023, the amortization of inventory step-up associated with the acquisition of the ASSA business was $1.4 million and $12.4 million, respectively, for the Water segment.

(g) Asset impairment charges for the thirteen and fifty-two weeks ended December 30, 2023 represent pre-tax impairment charges of $33.5 million related to indefinite-lived tradenames in our Outdoors segment.

Additional Information:

For certain forward-looking non-GAAP measures (as used in this press release, operating margin before charges/gains on a full Company and segment basis, EPS before charges/gains and cash conversion), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile these measures is unavailable due to the inherent difficulty of forecasting the timing and/or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans, which are excluded from our diluted EPS before charges/gains and cash conversion, and restructuring and other charges, which are excluded from our operating margin before charges/gains, diluted EPS before charges/gains and cash conversion. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.